Exhibit 99.1

CONTACT:	READ IT ON THE WEB
Paul Goldberg	www.dovercorporation.com
Vice President - Investor Relations
(212) 922-1640

DOVER REVISES FULL-YEAR FORECAST

Downers Grove, Illinois, July 9, 2012 - Dover Corporation (NYSE: DOV) today announced that it has revised its 2012 full-year diluted earnings per share from continuing operations (“EPS”) forecast.

The company now expects full-year EPS to be in the range of $4.70 - $4.85, as compared to its prior guidance of $4.80 - $5.00. This new forecast represents a $0.15 cent adjustment to the high-end of the prior guidance and a $0.10 cent adjustment to the low-end. The main factors driving this revision are a broadly weaker European economy, the exchange rate impact of foreign currencies and a slightly higher tax rate. The majority of this revised forecast impact will be felt in the second quarter reflecting the above factors and the timing of orders.

Dover's President and Chief Executive Officer, Robert A. Livingston, said, “While some of our businesses will continue to face macroeconomic headwinds, we expect to deliver a stronger second half of the year led by our participation in the handset, refrigeration & food equipment and energy markets.”

Dover will host a webcast of its second quarter 2012 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Wednesday, July 18, 2012. The webcast can be accessed at the Dover Corporation website at www.dovercorporation.com. The access details for the second quarter 2012 conference call will be posted on the Dover Corporation website in the coming week.

About Dover:
Dover Corporation is a multi-billion dollar diversified global manufacturer. For over 50 years, Dover has been providing its customers with outstanding products and services that reflect the company's commitment to operational excellence, innovation and market leadership. The company focuses on innovative equipment and components, specialty systems and support services through its four major operating segments: Communication Technologies, Energy, Engineered Systems and Printing & Identification. Dover is headquartered in Downers Grove, Illinois and employs 35,000 people worldwide. Dover Corporation is traded on the New York Stock Exchange under “DOV.” Additional information is available on the company's website at www.dovercorporation.com.

Forward-Looking Statement:
This press release contains “forward-looking” statements within the meaning of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, industries in which Dover companies operate and the U.S. and global economies. Statements in this press release that are not historical may be indicated by words or phrases such as “anticipates,” “expects,” “believes,” “indicates,” “suggests,” “will,” “plans,” “supports,” “projects,” “should,” “would,” “could,” “hope,” “forecast” and “management is of the opinion,” use of future tense and similar words or phrases. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, uncertainties in the credit and capital markets, interest rates, currency exchange rates, the world economy and sovereign credit, especially in

Europe; political events and possible future terrorist threats that could impact countries where Dover does business or the worldwide economy; the impact of natural disasters and their effect on global supply chains and energy markets; increases in the cost of raw materials; the Company's ability to achieve expected savings from integration, synergy and other cost-control initiatives; the ability to identify and successfully consummate value-adding acquisition opportunities; increased competition and pricing pressures in the markets served by Dover's operating companies; the ability of Dover's companies to expand into new geographic markets and to anticipate and meet customer demands for new products and product enhancements; the impact of loss of a single-source manufacturing facility; changes in customer demand; a downgrade in Dover's credit ratings; the relative mix of products and services which impacts margins and operating efficiencies; short-term capacity constraints; domestic and foreign governmental and public policy changes including environmental regulations, tax policies, export subsidy programs, R&E credits and other similar programs; unforeseen developments in contingencies such as litigation; protection and validity of patent and other intellectual property rights; and the cyclical nature of some of Dover's companies. Dover Corporation refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained in this press release. Dover Corporation undertakes no obligation to update any forward-looking statement.